UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 14, 2017

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor, Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

310-788-5200

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 14, 2017, Houlihan Lokey, Inc. (“we” or the “Company”) and certain of the Company’s former and current employees and members of the Company’s management (the “Selling Stockholders”) completed the previously announced underwritten public offering of 8,000,000 shares of Class A common stock of the Company, $0.001 par value per share (the “Class A Common Stock”), consisting of 6,000,000 shares offered by the Company and 2,000,000 shares offered by the Selling Stockholders. The offering generated net proceeds for the Company and the Selling Stockholders of approximately $168.5 million and $56.2 million, respectively, before expenses. The Company did not receive any proceeds from the sale of the Class A Common Stock by the Selling Stockholders.

The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2017 (File No. 333-215801), a base prospectus, dated February 6, 2017, included as part of the registration statement, and a prospectus supplement, dated February 8, 2017, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended. We are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Latham & Watkins LLP, regarding the shares of Class A Common Stock sold in the offering.

The Company will use the net proceeds it receives in the offering, after deducting underwriting discounts and commissions, but before estimated offering expenses payable by the Company, to acquire, on April 5, 2017, an aggregate of 6,000,000 shares of Class B common stock from ORIX HLHZ Holding LLC for a purchase price per share equal to the public offering price in the offering less underwriting discounts and commissions.

Forward-Looking Statements

This current report on 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2017	Houlihan Lokey, Inc.

	By:	/s/ J. Lindsey Alley
		Name:	J. Lindsey Alley
		Position:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)